UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024 (May 24, 2024)

STARCO BRANDS, INC.

(Exact name of Company as specified in its charter)

Nevada	000-54892	27-1781753
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

706 N Citrus Ave.

Los Angeles, CA

(Address of principal executive offices)

(323) 266-711

(Registrant’s Telephone Number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	STCB	OTC Markets Group OTCQB tier

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement

Loan and Security Agreement

On May 24, 2024, (i) Starco Brands, Inc., a Nevada corporation (“Starco” or the “Company”), (ii) and each of Starco’s subsidiaries, Whipshots Holdings, LLC, a Delaware limited liability company (“Whipshots Holdings”), Whipshots, LLC, a Wyoming limited liability company (“Whipshots”), The AOS Group Inc., a Delaware corporation (“AOS Group”), Skylar Body, LLC, a Delaware limited liability company (“Skylar”), Soylent Nutrition, Inc., a Delaware corporation (“Soylent”; and together with Starco, Whipshots Holdings, Whipshots, AOS Group, Skylar, each individually, a “Borrower” and collectively, the “Borrowers”), and (iii) Gibraltar Business Capital, LLC, a Delaware limited liability company (the “Lender”) entered into a Loan and Security Agreement (the “Loan and Security Agreement”), allowing Starco Brands to reduce its long term debt and expand its access to working capital. Capitalized terms not otherwise defined in this Item 1.01 Loan and Security Agreement will have the meanings set forth in the Loan and Security Agreement.

The Loan and Security Agreement provides for the following:

A revolving line of credit in the amount not to exceed $12.5 million at any one time, or the Revolving Loan Commitment Amount in return for a first priority security interest in the Collateral. The Revolving Commitment Amount is supplemented by a Permitted Overadvance Amount of $1.5 million. The first $1.5 million in Revolving Loans drawn on this line will be considered permitted overadvances, and the Permitted Overadvance Amount shall be reduced by $125,000 beginning on June 1, 2024, and the first day of each month thereafter. The aggregate principal balance of all Revolving Loans outstanding at any time shall not exceed the Revolving Loan Availability, which is equal to the lesser of the Revolving Loan Commitment Amount or the Borrowing Base Amount. The Revolving Line matures on May 24, 2026, and such Maturity Date will be automatically extended for one (1) year, subject to the satisfaction of certain terms and conditions described in the Loan and Security Agreement.

Each Revolving Loan advanced under the Revolving Loan Commitment bears interest at a rate per annum equal to One Month Term SOFR plus the Applicable Margin. If a Revolving Loan or any portion thereof is considered a part of the Permitted Overadvance Amount under the Loan and Security Agreement, the Applicable Margin for such loan shall be increased by an additional two percent (2.00%) per annum. Revolving Loans may be repaid at any time and reborrowed up to, but not including the Maturity Date. On the Maturity Date, the outstanding aggregate principal balance of all Revolving Loans shall be due and payable.

Accrued and unpaid interest on the unpaid principal balance of the Revolving Loans shall be due and payable commencing on June 1, 2024 and on the first date of each calendar month thereafter. All accrued and unpaid interest shall be due and payable on the maturity date.

Subject to the satisfaction of certain terms and conditions described in the Loan and Security Agreement, the Borrowers may request to increase the Revolving Loan Commitment by an aggregate amount not less than $1 million not exceeding $2.5 million. Such request may be accepted by Lender in its sole and absolute discretion.

The Loan and Security Agreement contains customary limitations, including limitations on indebtedness, liens, fundamental changes to business or organizational structure, investments, loans, advances, guarantees, and acquisitions, asset sales, dividends, stock repurchases, stock redemptions, and the redemption, payment or prepayment of other debt, and transactions with affiliates. We are also subject to financial covenants, including a minimum EBITDA covenant and a maximum Unfinanced Capital Expenditures.

The Loan and Security Agreement also contains customary events of default, including nonpayment of principal, interest, fees, or other amounts when due, violation of covenants, breaches of representations or warranties, cross defaults, change of control, insolvency, bankruptcy events, and material judgments. Some of these events of default allow for grace periods or are qualified by materiality concepts. Upon the occurrence of an event of default, the outstanding obligations under the Loan and Security Agreement may be accelerated and become due and payable immediately.

The foregoing summary of the terms of the Loan and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and Security Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K filed with the Securities and Exchange Commission (“Commission”) on May 31, 2024, and is incorporated herein by reference.

Related Party Notes

In connection with the Loan and Security Agreement, Lender required Mr. Sklar, Starco’s Chief Executive Officer, to enter into a subordination agreement pursuant to which Mr. Sklar’s rights under the (i) Convertible Promissory Note issued in favor of Ross Sklar, dated February 14, 2022, (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on February 22, 2022), as amended by the Amendment to Convertible Promissory Note, by and between Starco Brands, Inc. and Ross Sklar, dated May 10, 2024 (filed as Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on May 15, 2024) (together, the “Convertible Note”), and (ii) Consolidated Secured Promissory Note of Starco Brands, Inc., issued in favor of Ross Sklar, dated August 11, 2023 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 11, 2023) (the “2023 Note”), would be subordinated to Lender’s rights under the Loan and Security Agreement.

In addition, the obligations contemplated by the Loan and Security Agreement, included, among other things, the requirement that the Company and Mr. Sklar extend the maturity date of the 2023 Note to August 31, 2026. The Amendment to Consolidated Security Promissory Note, by and between Starco Brands and Ross Sklar, dated May 31. 2024 (the “Amendment to the 2023 Note” and together with the 2023 Note, the “Amended 2023 Note”).

The foregoing summary of the terms of the Amendment to the 2023 Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to the 2023 Note, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K filed with the Commission on May 31, 2024, and is incorporated herein by reference.

In exchange for the subordination of, and maturity extension reflected in, the Amended 2023 Note, certain of the Revolving Loan available cash under the Loan and Security Agreement was used to repay the Convertible Note in its entirety and to pay down the interest and a portion of principal balance on the Amended 2023 Note. The repayment of these related party notes was approved by the disinterested members of the Company’s board of directors.

Item 2.03 Creation of a Direct Financial Obligation

The description contained in Item 1.01 Loan and Security Agreement above is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1 (+)	Loan and Security Agreement, dated as of May 24, 2024, by and among, Starco Brands, Inc., Whipshots Holdings, LLC, Whipshots, LLC, The AOS Group Inc., Skylar Body, LLC, Soylent Nutrition, Inc., Gibraltar Business Capital, LLC, and certain other persons from time to time that may become a party thereto.

10.2	Amendment to Consolidated Security Promissory Note, by and between Starco Brands and Ross Sklar, dated May 31, 2024

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

(+)	In accordance with Item 601(a)(5) of Regulation S-K, certain schedules (or similar attachments) to this exhibit may have been omitted from this filing. The Registrant will provide a copy of any omitted schedule to the Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Starco has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARCO BRANDS, INC.

Dated: May 31, 2024	/s/ Ross Sklar
Ross Sklar
Chief Executive Officer